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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2003, except as to the first paragraph of Note 6, which is as of April 11, 2003, relating to the consolidated financial statements of Gadzooks, Inc., which appears in Gadzooks, Inc.'s Annual Report on Form 10-K for the year ended February 1, 2003.



/s/ PricewaterhouseCoopers LLP
Dallas, Texas
June 23, 2003